UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2010
WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 442-2600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 30, 2010, Western Energy Company (“WECO”), a Westmoreland Coal Company subsidiary that operates the Rosebud Mine, entered into a Settlement Agreement and Mutual Release Concerning Reclamation Disputes with the six Colstrip Unit 3&4 buyers (the “Buyers”) under the Amended and Restated Coal Supply Agreement dated August 24, 1998 (“ARCSA”) pursuant to which WECO shall pay to the Buyers as a group $6,500,000 to resolve all disputes concerning responsibility for reclamation costs incurred in or concerning Area C North of the Rosebud Mine and associated areas of Area C Central. This payment is a refund of payments for reclamation work that the parties agree is to be treated as final reclamation work under section 15 of the ARCSA.
Disputes have arisen between WECO and the Buyers concerning reclamation and associated costs in Area C of the Rosebud Mine including (i) a dispute concerning what constitutes a “mining pit” and/or a “final pit” as those terms are used in section 15 of the ARCSA, (ii) a related dispute concerning charges by WECO to the Buyers for reclamation costs previously incurred in Area C North of the Rosebud Mine and associated areas of Area C Central and (iii) a related dispute concerning where final reclamation, as that term is used in section 15 of the ARCSA, will occur in the remaining mining areas of Area C of the Rosebud Mine. The Settlement Agreement clarifies the meaning of the terms “mining pit” and “final pit” as those terms are used in section 15 of the ARCSA and the parties’ respective related reclamation obligations. The Settlement Agreement does not otherwise amend or modify the ARCSA, or the definition of final reclamation or current reclamation as used in section 15 of the ARCSA, and nothing in the Settlement Agreement shall be deemed otherwise to alter the parties’ contractual obligations, including their obligations with respect to current or final reclamation, under the ARCSA.
The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release Concerning Reclamation Disputes dated March 30, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY
Date: April 5, 2010	By:	/s/ Morris W. Kegley
Morris W. Kegley
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release Concerning Reclamation Disputes dated March 30, 2010